UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 6, 2018
(Date of earliest event reported)

BIORESTORATIVE THERAPIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54402	91-1835664
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

40 Marcus Drive, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (631) 760-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

Between June 25, 2018 and July 2, 2018, BioRestorative Therapies, Inc. (the "Company") issued convertible promissory notes in the aggregate principal amount of $100,000. The notes are convertible into shares of the Company's common stock at the election of the holders at any time immediately on or after the issuance date until the balance has been paid in full at a fixed conversion price of $2.00 per share for the first six months following the respective issue dates; thereafter, the notes are convertible at a conversion price equal to the greater of (a) 58% of the fair value of the Company's common stock or (b) $0.10 per share.

On July 11, 2018, in connection with the issuance by the Company of a promissory note in the principal amount of $70,000, the Company issued to the lender 5,000 shares of common stock of the Company.

Effective July 11, 2018, in consideration for the extension of the maturity date of a promissory note in the principal amount of $250,000, the Company issued to the lender 10,000 shares of common stock of the Company.

Between July 11, 2018 and August 7, 2018, the Company issued an aggregate of 395,055 shares of common stock in exchange for outstanding indebtedness in the aggregate amount of $406,799, inclusive of accrued and unpaid interest.

On July 13, 2018, the Company and a consultant agreed to further extend a previously expired consulting agreement from May 2018 to December 2018. In connection with the extension, the Company issued to the consultant an immediately vested five-year warrant for the purchase of 35,000 shares of the Company's common stock at an exercise price of $4.00 per share.

Between July 23, 2018 and August 6, 2018, the Company issued an aggregate of 60,000 shares of common stock of the Company and five-year immediately vested warrants to purchase an aggregate of 60,000 shares of common stock of the Company at an exercise price of $3.50 per share to certain investors for aggregate gross proceeds of $150,000.

For each of the securities issuances, the Company relied upon Section 4(a)(2) of the Securities Act of 1933, as amended (the "Act"), as transactions by an issuer not involving any public offering or Section 3(a)(9) of the Act as a security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. For each such transaction, the Company did not use general solicitation or advertising to market the securities, the securities were offered to a limited number of persons, the investors had access to information regarding the Company (including information contained in the Company's Form S-1, Annual Report on Form 10-K for the year ended December 31, 2017, Quarterly Reports on Form 10-Q for the period ended March 31, 2018, Current Reports on Form 8-K filed with the Securities and Exchange Commission and press releases made by the Company), and management of the Company was available to answer questions from prospective investors.  The Company reasonably believes that each of the investors is an accredited investor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: August 10, 2018	By:	/s/ Mark Weinreb
Mark Weinreb
Chief Executive Officer